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                                                                    EXHIBIT 11.0

COMPUTATION OF EARNINGS PER SHARE

YEAR ENDED DECEMBER 31, 1998
(ROUNDED TO THE NEAREST HUNDRED DOLLARS, EXCEPT SHARE DATA)



Weighted average number of common shares outstanding                  6,546,149
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Common stock equivalents - stock options                                       0
Common stock equivalents - preferred stock                                     0
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Average common and common stock equivalents outstanding                6,546,149
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Net income (loss)                                                  $   (100,100)
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Earnings per share (1)                                             $      (0.02)
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(1)     Fully  diluted  earnings per share have not been  presented  because the effects are not material.


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